Exhibit 10.3

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (“Agreement”), dated June 30, 2011, is made by Ethanol Capital Partners, LP – Series R, a Delaware limited partnership, Ethanol Capital Partners, LP – Series T, a Delaware limited partnership, Ethanol Capital Partners, LP – Series V, a Delaware limited partnership, Ethanol Investment Partners, LLC, a Delaware limited liability company and Tennessee Ethanol Partners, LP, a Delaware limited partnership, jointly and severally (each a “Pledgor,” and collectively the “Pledgors”), in favor of Advanced BioEnergy, LLC, a Delaware limited liability company (“Pledgee”).

RECITALS:

WHEREAS, Pledgee has made certain financial accommodations and extensions of credit available to Pledgors pursuant to that certain Promissory Note of even date herewith made by Pledgors, jointly and severally, in favor of Pledgee in the principal amount of $490,000.00 (the “Note”); and

WHEREAS, Pledgors desire to secure their obligations under the Note for the benefit of Pledgee, by a pledge and grant of a security interest in all of Pledgors’ right, title and interest in the limited liability company units of membership interest of Pledgee held by the Pledgors as described on Exhibit A attached hereto and incorporated herein, including any and all warrants to purchase additional units of Pledgee which were issued to the Pledgors in connection with the pledged units, (the “Pledged Membership Interests”) to secure the payment and performance of the Obligations (as defined below).

NOW, THEREFORE, in consideration of the foregoing, and in order to induce the Pledgee to make the financial accommodations available to Pledgors under the Note, Pledgors hereby jointly and severally agree with Pledgee as follows:

SECTION 1. Pledge. Pledgors hereby pledge to Pledgee and grant to Pledgee a security interest in all of Pledgors’ right, title and interest in the Pledged Membership Interests, including without limitation all of Pledgors’ membership interests, governance rights, and financial rights related thereto, and together with any and all after-acquired units in Pledgee and property relating thereto, any and all proceeds thereof, all of Pledgors’ interest and rights in all successor entities to Pledgee in connection with the Pledged Membership Interests, and any and all related rights under the Pledgee’s limited liability company agreement and any and all other agreements relating to Pledgee or relating to any successor entities (the “Pledged Collateral”).

SECTION 2. Security for Obligations. This Agreement secures the obligations of Pledgors under the Note and any documents related thereto and it secures all obligations of the Pledgors now or hereafter existing under this Agreement (all such obligations of the Pledgors being the “Obligations”).

SECTION 3. Delivery of Pledged Collateral.

(a) All certificates or instruments representing or evidencing the Pledged Collateral will be delivered on or before this date to and held by Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Pledgee. In addition, Pledgors authorize Pledgee to file UCC financing statements in appropriate offices, describing the Pledged Collateral as collateral of Pledgee. Such filings, along with any continuation statements, amendments and other filings as Pledgee may deem appropriate from time-to-time, may be filed without Pledgors’ further consent or signature.

(b) Legend. In addition to any other legend required, the certificates representing the Pledged Collateral will bear an endorsement in substantially the following form:

“The units of membership interest represented by this certificate are pledged under, and are subject to, the terms and conditions of a Pledge Agreement dated June 30, 2011, between the issuer and the registered owner of this certificate, as security for performance of the obligations of Ethanol Capital Partners, LP – Series R, Ethanol Capital Partners, LP – Series T, Ethanol Capital Partners, LP – Series V, Ethanol Investment Partners, LLC, and Tennessee Ethanol Partners, LP, under that certain Promissory Note of even date therewith, and cannot be sold, assigned, transferred, pledged or disposed of except as provided in such Pledge Agreement.”

SECTION 4. Representations and Warranties. Pledgors represent, warrant and covenant to Pledgee that as of the date hereof and until the Obligations have been paid in full, the following:

(a) Pledgors are duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The chief executive office of each Pledgor is located in the State of Arizona.

(c) The Pledged Collateral has been duly authorized and validly issued and is fully paid and non-assessable.

(d) Except as otherwise set forth in Section 18, Pledgors are the legal and beneficial owners of the Pledged Collateral free and clear of any liens, security interests, options or other charges or encumbrances except for the security interest created by this Agreement.

(e) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid security interest in the Pledged Collateral, securing the payment of the Obligations.

(f) Pledgors have full power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder.

(g) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either: (i) for the pledge by Pledgors of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgors; or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally and except as may be applicable to Pledgee under applicable statutes, rules, regulations, or any directives, letters or orders issued pursuant thereto).

(h) Except as otherwise set forth in Section 18, the entering into and performance of this Agreement and the transactions related hereto do not conflict with any other agreement to which the Pledgors are a party.

(i) Pledgors will substantially benefit from the financial accommodations provided by Pledgee.

(j) Pledgors have the authority to enter into and to perform this Agreement and the transactions related hereto, and the individual parties signing on behalf of the Pledgors have been fully authorized to execute this Agreement on behalf of such parties.

SECTION 5. Further Assurances. Pledgors agree that at any time and from time-to-time, at the joint and several expense of Pledgors, Pledgors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Pledgee may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

SECTION 6. Default. Any of the following shall constitute an “Event of Default” hereunder:

(a) A failure by Pledgors to observe or perform any obligation, covenant, condition, or agreement to be performed hereunder by any of the Pledgors;

(b) Any representation or warranty made by any of the Pledgors in this Agreement is not true and correct in any material respect;

(c) A default or event of default shall have occurred under the Note;

(d) Any Pledgor from and after the date hereof shall, or shall attempt to, encumber, subject to any further pledge or security interest, sell, transfer or otherwise dispose of any of the Pledged Collateral or any interest therein except as otherwise permitted herein, or any of the Pledged Collateral shall be attached or levied upon or seized in any legal proceedings against any of the Pledgors;

(e) Any Pledgor shall generally not pay their debts as such debts become due, or shall admit in writing, their inability to pay such debts generally, or shall make a general assignment for the benefit of creditors;

(f) Any proceeding shall be instituted by or against any Pledgor, seeking to adjudicate them bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, custodianship, protection, relief, or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief, or the appointment of a receiver, custodian, trustee, or other similar official for any substantial part of their property, and such proceeding shall not be dismissed within thirty (30) days after its commencement; or any Pledgor shall take any action to authorize any of the actions set forth above in this clause (f); or

(g) This Agreement shall not or shall no longer be effective in granting to Pledgee a first priority perfected lien in or on the Pledged Collateral.

SECTION 7. Voting Rights; Distributions.

(a) So long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing, Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Pledgors shall not exercise and refrain from exercising any such right if, in Pledgee’s reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

(b) Notwithstanding whether or not an Event of Default has occurred, Pledgee shall be entitled to receive and retain, and apply as payment on the Note, any and all dividends, distributions and interest paid in respect of the Pledged Collateral including all:

(i) distributions, interest paid or payable in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, the Pledged Collateral,

(ii) distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral.

(c) Pledgee shall execute and deliver (or cause to be executed and delivered) all such proxies and other instruments as Pledgors may reasonably request for the purpose of enabling Pledgors to exercise the voting and other rights which they are entitled to exercise pursuant to Section 7(a).

(d) Upon the occurrence and during the continuance of an Event of Default, or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

(i) all rights of Pledgors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become immediately vested in Pledgee which shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii) the Note, all interest thereon, and all other obligations thereunder, shall be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived.

SECTION 8. Further Covenants. Until all the Obligations have been paid in full:

(a) Pledgors agree that they will not without the consent of Pledgee: (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral; (ii) create or permit to exist any lien or security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement; (iii) change the location of its chief executive office; (iv) change the jurisdiction of its organization; or (v) change its legal name or organizational structure.

(b) Pledgors agree that they will: (i) cause the issuer of the Pledged Membership Interest not to issue any interests or other securities in addition to or in substitution for the Pledged Membership Interest, except to Pledgors; and (ii) pledge hereunder, immediately upon their acquisition (directly or indirectly) thereof, any and all additional membership interests or other securities of the issuer of the Pledged Membership Interest.

(c) In the event the Pledgors desire to sell any of the Pledged Collateral, Pledgee shall not grant approval for such sale unless the proceeds of such sale are immediately and directly paid to Pledgee pursuant to the terms of the Note.

SECTION 9. Pledgee Appointed Attorney-in-Fact. Pledgors hereby appoint Pledgee as Pledgors’ attorney-in-fact, with full authority in the place and stead of Pledgors and in the name of Pledgors or otherwise, from time-to-time in Pledgee’s discretion to take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgors representing any distribution or interest payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

SECTION 10. Pledgee May Perform. If Pledgors fail to perform any agreement contained herein, Pledgee may itself perform, or cause performance of such agreement, and the expenses of Pledgee incurred in connection therewith shall be payable jointly and severally by Pledgors.

SECTION 11. Reasonable Care. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Pledgee accords its own property.

SECTION 12. Remedies upon Default. If any Event of Default occurs, then:

(a) Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Minnesota (the “Code”), and Pledgee may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Pledgee may deem commercially reasonable. Pledgors agree that, to the extent notice of sale shall be required by law, at least ten days’ notice to the respective Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by Pledgee as Pledged Collateral and all cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Pledgee, be held by Pledgee as collateral for, or then or at any time thereafter be applied in whole or in part by Pledgee against, all or any part of the Obligations as Pledgee shall elect. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all the Obligations shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

SECTION 13. Expenses. Pledgors, jointly and severally, will upon demand pay to Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts, which Pledgee may incur in connection with: (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral; (ii) the exercise or enforcement of any of the rights of Pledgee hereunder; or (iii) the failure by any of the Pledgors to perform or observe any of the provisions hereof.

SECTION 14. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the Pledgors herefrom, shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 15. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to any of the Pledgors, sent by a nationally recognized overnight courier service to:

Scott Brittenham

Clean Energy Capital, LLC

5151 East Broadway

Suite 510

Tucson, AZ 85711

With a copy to:

Tonya Mitchem Grindon

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

211 Commerce Street, Suite 800

Nashville, TN 37201

and, if to Pledgee, sent by a nationally recognized overnight courier service to Pledgee at:

Advanced BioEnergy, LLC

Attention: President

8000 Norman Center Drive

Suite 610

Bloomington, MN 55437

With a copy to:

Stanley J. Duran

Lindquist & Vennum P.L.L.P.

4200 IDS Center

80 South 8th Street

Minneapolis, MN 55402

or as to either party at such other address as shall be designated by such party in a written notice to the other party complying with the delivery terms of this Section 15. All such notices and other communications shall, when appropriately couriered, be effective when delivered by the courier.

SECTION 16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall: (i) remain in full force and effect until satisfaction in full of the Obligations: (ii) be binding upon the Pledgors, their successors and assigns; and (iii) inure, together with the rights and remedies of Pledgee hereunder, to the benefit of Pledgee, its successors, transferees and assigns. Upon the satisfaction in full of the Obligations, Pledgors shall be entitled to the return, upon their request and at their joint and several expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 17. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with the laws of the State of Minnesota except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Minnesota. Unless otherwise defined herein or in the Note, terms defined in Article 9 of the Code that are used herein are as defined in the Code.

SECTION 18. Subordination of Certain Pledged Collateral. Notwithstanding anything herein contained to the contrary, Pledgee acknowledges that there is an existing security interest in favor of Clean Energy Capital, LLC (“CEC”), in the Pledged Collateral listed in Exhibit A as number 8 (the “TEP Collateral”). Pledgee agrees that its security interest and rights in and to the TEP Collateral are subordinate only: to those interests and rights of CEC as provided in the Revolving Credit Note in the principal amount of $400,000 dated September 25, 2008 made by Tennessee Ethanol Partners, L.P. (“TEP”) for the benefit of Ethanol Capital Management, LLC (the predecessor in interest to CEC), as amended on April 14, 2009 (to increase the principal amount to $550,000), and as amended on September 1, 2010 (to change the interest rate), and in the Pledge Agreement dated September 25, 2008 made by TEP for the benefit of Ethanol Capital Management, LLC; and until such time as the security interest of CEC in the TEP Collateral terminates (the “Interest Termination”). Upon Interest Termination, Pledgee’s interest in the TEP Collateral will be primary in all respects.

SECTION 19. Settlement Agreement. This Pledge, the Note, the Master Agreement, the Guaranty and any financing statements executed in connection with this Pledge, the Note, the Master Agreement and the Guaranty (collectively, the “Loan Documents”), are being executed in connection with that certain Settlement Agreement dated June 30, 2011, among CEC, Pledgee and others (the “Settlement Agreement”), and the parties hereto acknowledge and agree that no release of claims under the Settlement Agreement shall release, terminate, abrogate or otherwise impact the ongoing validity or enforceability of any of the Loan Documents.

IN WITNESS WHEREOF, the Pledgors have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

ETHANOL CAPITAL PARTNERS, LP – SERIES R
By: Its:	Clean Energy Capital, LLC General Partner

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

STATE OF	)
) ss.
COUNTY OF	)

Before me, the undersigned authority, on this day personally appeared                                           the                      of Clean Energy Capital, LLC, which entity is the General Partner of Ethanol Capital Partners, LP – Series R, and such person is known to me to be the person whose name is subscribed to the foregoing instrument, and upon his oath acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this      day of June, 2011.

Notary Public

(SEAL)

ETHANOL CAPITAL PARTNERS, LP – SERIES T
By: Its:	Clean Energy Capital, LLC General Partner

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

STATE OF	)
) ss.
COUNTY OF	)

Before me, the undersigned authority, on this day personally appeared                                           the                      of Clean Energy Capital, LLC, which entity is the General Partner of Ethanol Capital Partners, LP – Series T, and such person is known to me to be the person whose name is subscribed to the foregoing instrument, and upon his oath acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this      day of June, 2011.

Notary Public

(SEAL)

ETHANOL CAPITAL PARTNERS, LP – SERIES V
By: Its:	Clean Energy Capital, LLC General Partner

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

STATE OF	)
) ss.
COUNTY OF	)

Before me, the undersigned authority, on this day personally appeared                                           the                      of Clean Energy Capital, LLC, which entity is the General Partner of Ethanol Capital Partners, LP – Series V, and such person is known to me to be the person whose name is subscribed to the foregoing instrument, and upon his oath acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this      day of June, 2011.

Notary Public

(SEAL)

ETHANOL INVESTMENT PARTNERS, LLC
By: Its:	Clean Energy Capital, LLC Manager

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

STATE OF	)
) ss.
COUNTY OF	)

Before me, the undersigned authority, on this day personally appeared                                           the                      of Clean Energy Capital, LLC, which entity is the Manager of Ethanol Investment Partners, LLC, and such person is known to me to be the person whose name is subscribed to the foregoing instrument, and upon his oath acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this      day of June, 2011.

Notary Public

(SEAL)

TENNESSEE ETHANOL PARTNERS, LP
By: Its:	Clean Energy Capital, LLC General Partner

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

STATE OF	)
) ss.
COUNTY OF	)

Before me, the undersigned authority, on this day personally appeared                                           the                      of Clean Energy Capital, LLC, which entity is the General Partner of Tennessee Ethanol Partners, LP, and such person is known to me to be the person whose name is subscribed to the foregoing instrument, and upon his oath acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this      day of June, 2011.

Notary Public

(SEAL)

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Name:	Richard R. Peterson
Its:	Chief Executive Officer

STATE OF	)
) ss.
COUNTY OF	)

Before me, the undersigned authority, on this day personally appeared                                           the                      of Advanced BioEnergy, LLC, known to me to be the person whose name is subscribed to the foregoing instrument, and upon his oath acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this      day of June, 2011.

Notary Public

(SEAL)

Exhibit A

Pledged Membership Interests

No.	Entity Name	Certificate No.	Units
1	Ethanol Capital Partners, LP – Series R	1424	47,438
2	Ethanol Capital Partners, LP – Series R	1420	270,982
3	Ethanol Capital Partners, LP – Series T	1421	462,412
4	Ethanol Capital Partners, LP – Series T	1423	13,050
5	Ethanol Capital Partners, LP – Series V	1481	27,300
6	Ethanol Capital Partners, LP – Series V	1482	352,317
7	Ethanol Investment Partners, LLC	1336	2,750,000
8	Tennessee Ethanol Partners, L.P.	1252	500,000

	TOTAL		4,423,499